                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    -----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                                And Regulation FD

        Date of Report (Date of earliest event reported) October 24, 2002

                              WHIRLPOOL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                 1-3932                    38-1490038
-----------------------------  ------------------------    ---------------------
(State or other jurisdiction      (Commission File            (I.R.S. Employer
       of incorporation)               Number)               Identification No.)




               2000 M63 North, Benton Harbor, Michigan      49022-2692
               -----------------------------------------    ----------
              (Address of principal executive officers)     (Zip Code)


                                 (269)-923-5000
           -----------------------------------------------------------
               Registrant's telephone number, including area code

Item 5. - Other Events
          ------------

     During the week ending October 18, 2002, the Company commenced mailing a summary of the annual report for the Whirlpool 401(k) Plan for the 2001 plan year that ended December 31, 2001 to members of the Plan.

Item 7. - Financial Statements and Exhibits
          ---------------------------------

     Copy of annual report to members of the Whirlpool Corporation 401(k) Plan.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WHIRLPOOL CORPORATION

Date: October 24, 2002                                 By: /s/ Robert T. Kenagy
                                                           --------------------
                                                    Name: Robert T. Kenagy
                                                   Title: Corporate Secretary

                                                                       Exhibit A

           Summary Annual Report for Whirlpool Corporation 401(k) Plan

This is a summary of the annual report for the Whirlpool Corporation 401(k) Plan, EIN 38-1490038, Plan No. 001, for the period January 1, 2001 through December 31, 2001. The annual report has been filed with the Pension and Welfare Benefits Administration, U.S. Department of Labor, as required under the Employee Retirement Income Security Act of 1974 (ERISA).

                            Basic Financial Statement
Benefits under the plan are funded by assets held in a trust. Plan expenses were $83,517,446. These expenses included $223,605 in plan expenses and $83,293,841 in benefits paid to participants and beneficiaries. A total of 27,931 persons were participants in or beneficiaries of the plan at the end of the plan year, although not all of these persons have the right to receive benefits.

The value of plan assets, after subtracting liabilities of the plan, was $745,900,126 as of December 31, 2001*, compared to $772,710,456 as of January 1,
2001. During the plan year the plan experienced a decrease in its net assets of $26,810,330. This decrease includes unrealized appreciation and depreciation in the value of plan assets; that is, the difference between the value of the plan's assets at the end of the year and the value of the assets at the beginning of the year or the cost of assets acquired during the year. The plan had total income of $56,707,116 including employer contributions of $15,756,559, employee contributions of $56,157,139, and earnings from investments of $(22,582,920).

                      Your Rights To Additional Information

You have the right to receive a copy of the full annual report, or any part thereof, on request. The items listed below are included in that report:

     1.   an accountant's report;
     2. financial information and information on payments to service providers;
     3.   assets held for investment; and
     4.   insurance information.

You also have the right to receive from the plan administrator, on request and at no charge, a statement of the assets and liabilities of the plan and accompanying notes, or a statement of income and expenses of the plan and accompanying notes, or both. If you request a copy of the full annual report from the plan administrator, these two statements and accompanying notes will be included as part of that report.

To obtain a copy of the full annual report, or any part thereof, call the office of Employee Services Center (ESC), (888) 539-2372 or (269) 923-2372. The charge to cover copying costs will be $5.00 for the full annual report. If you request a statement of assets and liabilities of the plan and accompanying notes, or a statement of income and expenses of the plan and accompanying notes, or both, they will be provided free of charge; 25 cents per page will be charged for copies of any other part of the annual report.

You also have the legally protected right to examine the annual report at the main office of the plan (Whirlpool Corporation, Administrative Center, 2000 M-63 North Mail Drop 2804, Benton Harbor, MI 49022-2692) and at the U.S. Department of Labor in Washington, D.C., or to obtain a copy from the U.S. Department of Labor upon payment of copying costs. Requests to the Department should be addressed to: Public Disclosure Room, Room N1513, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

* Note: Due to year-end market fluctuations, there was a decrease in plan value. There continues to be enough funding in the plan to provide benefits to all participants.